EXHIBIT 99.1

Arc Logistics Partners LP Announces Third Quarter 2016 Results

NEW YORK, Nov. 03, 2016 (GLOBE NEWSWIRE) -- Arc Logistics Partners LP (NYSE:ARCX) ("Arc Logistics" or the "Partnership") today reported its financial and operating results for the third quarter ended September 30, 2016.

During the third quarter of 2016, the Partnership accomplished the following:

  Realized throughput of 171.2 thousand barrels per day (“mbpd”)
  Reported revenues, net income and Adjusted EBITDA of $26.7 million, $6.3 million and $14.9 million, respectively
  Invested $3.5 million of expansion capital expenditures to support existing, new and future customer initiatives
  Generated cash flows from operating activities of $15.7 million and Distributable Cash Flow of $10.0 million
  Declared a quarterly cash distribution of $0.44 per unit for the third quarter ended September 30, 2016

For additional information regarding the Partnership’s calculation of Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures, and a reconciliation of net income to Adjusted EBITDA and cash flows from operating activities to Distributable Cash Flow, please see below in this release and the accompanying tables.

Third Quarter 2016 Operational and Financial Results

The Partnership’s third quarter 2016 reported revenues, net income and Adjusted EBITDA of $26.7 million, $6.3 million and $14.9 million, respectively, represents an increase over the Partnership’s third quarter 2015 reported revenues, net income and Adjusted EBITDA of $2.6 million, $2.6 million and $2.1 million, respectively. Operating income increased by $3.0 million to $6.4 million for the third quarter 2016 when compared to the third quarter 2015 operating income of $3.4 million, which increase was principally due to the following:

  Revenues increased by $2.6 million, or 11%, to $26.7 million as compared to $24.1 million, which increase was related to (i) $0.8 million of new agreements acquired and newly executed in connection with the Pennsylvania terminals acquisition, (ii) $1.1 million at the Pawnee terminal due to a full quarter of operations and volume-related increases, (iii) $0.6 million related to the execution of new contracts at the Blakeley and Madison terminals, (iv) $0.6 million of additional customer activity across a number of light and heavy product terminals and (v) less than $0.1 million increase in ancillary services fees as a result of reimbursable services provided to our customers. The increased revenue was offset by $0.6 million decrease related to customer contract renewals and a reduction of short-term storage by a customer at the Partnership’s Gulf Coast and Portland terminals.
  Operating expenses increased by $0.4 million, or 6%, to $8.2 million as compared to $7.8 million, which increase was the result of (i) $0.4 million attributable to an increase in maintenance, utilities, payroll and property taxes associated with the operations of the recently acquired Pennsylvania terminals, (ii) $0.2 million related to tank cleaning projects in Chickasaw, (iii) $0.1 million related to an increase of additive and utility expenses as a result of increased throughput at the Baltimore and Brooklyn terminals and (iv) $0.1 attributable to contract labor in support of customer activities at the Joliet terminal. The increase in operating expenses was offset by reduced payroll expenses of $0.1 million due to a realignment and optimization of the Partnership’s workforce, $0.1 million related to a reduction in maintenance expenses and $0.1 million related to a reduction in estimated property taxes related to prior year acquisitions.
  Selling, general and administrative expenses decreased by approximately $1.1 million, or 20%, to $4.5 million as compared to $5.6 million, which was a result of a (i) $0.5 million decrease in due diligence expenses and (ii) $0.8 million decrease in professional fees tied to the Blakeley customer settlement negotiations in 2015 offset by a $0.1 million increase attributable to salaries and related payroll taxes and benefits due to the operations of the Partnership’s recently acquired terminals.
  Depreciation expense increased by $0.3 million, or 9%, to $4.0 million as compared to $3.6 million, which increase was primarily due to the impact of the Pennsylvania terminals acquisition, a full quarter of operations at the Joliet and Pawnee terminals and customer expansion activities and incremental maintenance. Amortization expense decreased by less than $0.1 million, or 1%, which decrease was primarily due to an intangible asset related to the Mobile terminal acquisition becoming fully amortized in the first quarter of 2016.

As of September 30, 2016, the Partnership's storage capacity was approximately 7.8 million barrels, which represents an approximately 0.9 million barrel, or 13%, increase when compared to the Partnership’s capacity at September 30, 2015. The increase in storage capacity is related to the Pennsylvania terminals acquisition and the completion of the third 100,000 barrel tank at the Pawnee terminal.

The Partnership's throughput activity increased by 50.7 mbpd, or 42%, to 171.2 mbpd during the third quarter of 2016 compared to the third quarter of 2015. The increase was due to the Pennsylvania terminals acquisition, a full quarter of operations at the Pawnee terminal and increased customer activity at the Partnership’s Baltimore, Blakeley, Brooklyn, Chickasaw, Joliet, Madison, Mobile-Methanol, Norfolk terminals offset by decreased customer activity at the Partnership’s Cleveland, Portland, Spartanburg and Selma terminals.

In October 2016, the Partnership declared a quarterly cash distribution of $0.44 per unit, or $1.76 per unit on an annualized basis, for the period from July 1, 2016 through September 30, 2016.  The distribution will be paid on November 15, 2016 to unitholders of record on November 7, 2016.

Conference Call

Arc Logistics will hold a conference call and webcast to discuss the third quarter 2016 financial and operating results on November 3, 2016, at 5:00 p.m. Eastern. Interested parties may listen to the conference call by dialing (855) 433-0931. International callers may access the conference call by dialing (484) 756-4279. The call may also be accessed live over the internet by visiting the “Investor Relations” page of the Partnership’s website at www.arcxlp.com and will be available for replay for approximately one month.

About Arc Logistics Partners LP

Arc Logistics is a fee-based, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of complementary energy logistics assets. Arc Logistics is principally engaged in the terminalling, storage, throughput and transloading of crude oil and petroleum products.  For more information, please visit www.arcxlp.com.

Forward-Looking Statements

Certain statements and information in this press release constitute “forward-looking statements.” Certain expressions including “believe,” “expect,” “intends,” or other similar expressions are intended to identify the Partnership’s current expectations, opinions, views or beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from forward-looking statements include but are not limited to: (i) adverse economic, capital markets and political conditions; (ii) changes in the market place for the Partnership’s services; (iii) changes in supply and demand of crude oil and petroleum products; (iv) actions and performance of the Partnership’s customers, vendors or competitors; (v) changes in the cost of or availability of capital; (vi) unanticipated capital expenditures in connection with the construction, repair or replacement of the Partnership’s assets; (vii) operating hazards, unforeseen weather events or matters beyond the Partnership’s control; (viii) inability to consummate acquisitions, pending or otherwise, on acceptable terms and successfully integrate acquired businesses into the Partnership’s operations; (ix) effects of existing and future laws or governmental regulations; and (x) litigation. Additional information concerning these and other factors that could cause the Partnership’s actual results to differ from projected results can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission (“SEC”), including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 11, 2016 and any updates thereto in the Partnership’s subsequent quarterly reports on Form 10-Q and current reports on Forms 8-K.   Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Partnership defines Adjusted EBITDA as net income before interest expense, income taxes and depreciation and amortization expense, as further adjusted for other non-cash charges and other charges that are not reflective of its ongoing operations. Adjusted EBITDA is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess (i) the performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the Partnership’s ability to make distributions; (iv) the Partnership’s ability to incur and service debt and fund capital expenditures; and (v) the Partnership’s ability to incur additional expenses. The Partnership believes that the presentation of Adjusted EBITDA provides useful information to investors in assessing its financial condition and results of operations.

The Partnership defines Distributable Cash Flow as Adjusted EBITDA less (i) cash interest expense paid; (ii) cash income taxes paid; (iii) maintenance capital expenditures paid; and (iv) equity earnings from the Partnership’s interests in Gulf LNG Holdings Group, LLC (the “LNG Interest”); plus (v) cash distributions from the LNG Interest. Distributable Cash Flow is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements may use to evaluate whether the Partnership is generating sufficient cash flow to support distributions to its unitholders as well as to measure the ability of the Partnership’s assets to generate cash sufficient to support its indebtedness and maintain its operations.

The GAAP measure most directly comparable to Adjusted EBITDA is net income and to Distributable Cash Flow is cash flows from operating activities. Neither Adjusted EBITDA nor Distributable Cash Flow should be considered an alternative to net income or cash flows from operating activities, respectively. Adjusted EBITDA and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income. You should not consider Adjusted EBITDA or Distributable Cash Flow in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. Additionally, because Adjusted EBITDA and Distributable Cash Flow may be defined differently by other companies in the Partnership’s industry, the Partnership’s definitions of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see the reconciliation of net income to Adjusted EBITDA and cash flows from operating activities to Distributable Cash Flow in the accompanying tables.

ARC LOGISTICS PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per unit amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenues:
Third-party customers	$22,933	$20,823	$68,136	$49,188
Related parties	3,739	3,261	10,847	7,562
	26,672	24,084	78,983	56,750
Expenses:
Operating expenses	8,192	7,764	25,107	21,058
Selling, general and administrative	3,141	4,272	10,168	12,969
Selling, general and administrative - affiliate	1,342	1,306	3,965	3,468
Depreciation	3,972	3,630	11,345	8,092
Amortization	3,672	3,717	11,042	7,093
Total expenses	20,319	20,689	61,627	52,680
Operating (loss) income	6,353	3,395	17,356	4,070
Other income (expense):
Equity earnings from unconsolidated affiliate	2,512	2,518	7,439	7,510
Other income	1	2	2	9
Interest expense	(2,481)	(2,163)	(7,234)	(4,631)
Total other income, net	32	357	207	2,888
Income before income taxes	6,385	3,752	17,563	6,958
Income taxes	49	40	101	109
Net income	6,336	3,712	17,462	6,849
Net income attributable to non-controlling interests	(1,878)	(1,711)	(5,433)	(2,356)
Net income attributable to partners' capital	4,458	2,001	12,029	4,493
Other comprehensive income (loss)	831	(615)	(84)	(246)
Comprehensive (loss) income attributable to partners’ capital	$5,289	$1,386	$11,945	$4,247

Earnings per limited partner unit:
Common units (basic and diluted)	$0.22	$0.19	$0.58	$0.31
Subordinated units (basic and diluted)	$0.22	$0.00	$0.58	$0.12

ARC LOGISTICS PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(In thousands, except unit amounts)
(Unaudited)

	September 30,	December 31,
	2016	2015
Assets:
Current assets:
Cash and cash equivalents	$4,394	$5,870
Trade accounts receivable	8,050	8,633
Due from related parties	1,566	1,532
Inventories	401	318
Other current assets	1,604	1,162
Total current assets	16,015	17,515
Property, plant and equipment, net	396,701	380,671
Investment in unconsolidated affiliate	74,203	74,399
Intangible assets, net	121,311	132,121
Goodwill	39,871	39,871
Other assets	3,383	3,945
Total assets	$651,484	$648,522
Liabilities and partners' capital:
Current liabilities:
Accounts payable	$3,390	$4,085
Accrued expenses	5,386	6,857
Due to general partner	1,985	638
Other liabilities	2,194	3,914
Total current liabilities	12,955	15,494
Credit facility	246,000	226,063
Other non-current liabilities	20,609	21,745
Total liabilities	279,564	263,302
Commitments and contingencies
Partners' capital:
General partner interest	-	-
Limited partners' interest
Common units – (13,214,744 and 13,174,410 units issued and outstanding at September 30, 2016 and December 31, 2015, respectively)	206,864	213,281
Subordinated units – (6,081,081 units issued and outstanding at September 30, 2016 and December 31, 2015)	81,139	85,371
Non-controlling interests	82,708	85,275
Accumulated other comprehensive (loss) income	1,209	1,293
Total partners' capital	371,920	385,220
Total liabilities and partners' capital	$651,484	$648,522

ARC LOGISTICS PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended
	September 30,
	2016	2015
Cash flow from operating activities:
Net income	$17,462	$6,849
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	11,345	8,092
Amortization	11,042	7,093
Equity earnings from unconsolidated affiliate, net of distributions	(120)	(501)
Amortization of deferred financing costs	1,145	685
Unit-based compensation	3,523	4,177
Changes in operating assets and liabilities:
Trade accounts receivable	583	(3,334)
Due from related parties	(34)	(998)
Inventories	80	9
Other current assets	(442)	193
Accounts payable	(573)	2,942
Accrued expenses	(227)	2,360
Due to general partner	1,347	1,047
Other liabilities	(1,829)	17
Net cash provided by operating activities	43,302	28,631
Cash flows from investing activities:
Capital expenditures	(20,902)	(6,486)
Investment in unconsolidated affiliate	-	(310)
Net cash paid for acquisitions	(8,000)	(260,332)
Net cash used in investing activities	(28,902)	(267,128)
Cash flows from financing activities:
Distributions	(25,438)	(18,799)
Deferred financing costs	(584)	(3,250)
Repayments to credit facility	(3,313)	-
Proceeds from equity offering, net	-	72,081
Equity contribution from non-controlling interests	-	86,960
Proceeds from credit facility	23,250	112,000
Payments of earn-out liability	(1,028)	(525)
Distributions paid to non-controlling interests	(8,000)	(3,200)
Distribution equivalent rights paid on unissued units	(763)	(683)
Net cash used in financing activities	(15,876)	244,584
Net decrease in cash and cash equivalents	(1,476)	6,087
Cash and cash equivalents, beginning of period	5,870	6,599
Cash and cash equivalents, end of period	$4,394	$12,686

ARC LOGISTICS PARTNERS LP
RECONCILIATIONS OF ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net income attributable to partners' capital	$4,458	$2,001	$12,029	$4,493
Income taxes	49	40	101	109
Interest expense	2,481	2,163	7,234	4,631
Depreciation (a)	3,512	3,182	9,979	7,346
Amortization (a)	3,055	3,100	9,192	6,065
One-time non-recurring expenses (b)	15	888	616	3,620
Non-cash unit-based compensation	1,233	1,333	3,528	4,185
Non-cash deferred rent expense (c)	65	88	196	390
Adjusted EBITDA	$14,868	$12,795	$42,875	$30,839
Cash interest expense	(2,280)	(1,909)	(6,601)	(4,135)
Cash income taxes	(49)	(40)	(100)	(109)
Maintenance capital expenditures	(2,583)	(2,979)	(6,985)	(3,974)
Equity earnings from the LNG Interest	(2,512)	(2,518)	(7,439)	(7,510)
Cash distributions received from the LNG Interest	2,560	2,632	7,319	7,009
Distributable Cash Flow	$10,004	$7,981	$29,069	$22,120
Maintenance capital expenditures	2,583	2,979	6,985	3,974
Distributable cash flow attributable to non-controlling interests	2,955	2,775	8,649	4,129
Changes in operating assets and liabilities	11	3,230	(1,095)	2,236
One-time non-recurring expenses (b)	(15)	(888)	(616)	(3,620)
Other non-cash adjustments	134	(31)	310	(208)
Net cash provided by operating activities	$15,672	$16,046	$43,302	$28,631

___________

(a) The depreciation and amortization have been adjusted to remove the non-controlling interest portion related to the GE EFS affiliate’s ownership interest in Joliet Holdings.

(b) The one-time non-recurring expenses relate to amounts incurred as due diligence expenses from acquisitions and other infrequent or unusual expenses incurred.

(c) The non-cash deferred rent expense relates to the accounting treatment for the Portland terminal lease transaction termination fees.

ARC LOGISTICS PARTNERS LP
SUPPLEMENTAL INFORMATION
(In thousands, except operating data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Selected Operating Data:
Storage capacity (bbls)	7,841,100	6,925,100	7,841,100	6,925,100
Throughput (bpd)	171,170	120,470	167,190	118,512
% Take or pay revenue	84%	84%	85%	82%

Capital Expenditures Summary:
Maintenance capital expenditures	$2,583	$2,979	$6,985	$3,974
Expansion capital expenditures	3,493	3,670	12,552	6,048
Total capital expenditures	$6,076	$6,649	$19,537	$10,022

Investor Contact:
IR@arcxlp.com
www.arcxlp.com
212-993-1290